                                                                     Exhibit 2.2

                               ESCROW AGREEMENT


          This Escrow Agreement is made as of this ___ day of ___________, 2000, by and among State Street Bank and Trust Company of California, N.A. ("Escrow
                                                                       ------
Agent"), Cisco Systems, Inc, a California corporation ("Buyer"), CAIS Internet,
-----                                                   -----
Inc., a Delaware corporation ("Parent"), CAIS Software Solutions, Inc., a
                               ------
California corporation ("Seller"), and CAIS, Inc., a Virginia corporation
                         ------
("Affiliate"). Capitalized terms used but not otherwise defined herein shall
  ---------
have the meaning set forth in the Purchase Agreement (as defined below).

                                  WITNESSETH

          WHEREAS, Buyer, Seller, Parent and Affiliate have entered into an Asset Purchase Agreement (the "Purchase Agreement"), dated as of October 19,
                               ------------------
2000, providing for the purchase by Buyer from Seller and Affiliate, all of the assets, properties and rights of Seller and Affiliate relating to the Business (the "Acquisition");
      -----------

          WHEREAS, pursuant to Article VIII of the Purchase Agreement, a copy of which Article VIII is attached hereto as Annex A ("Article VIII"), an escrow
                                         -------   ------------
fund will be established for the purposes set forth therein;

          WHEREAS, the Purchase Agreement provides for an Escrow Amount of $40,500,000, to be held in the Escrow Fund by the Escrow Agent; and

          WHEREAS, the parties hereto desire to set forth further terms and conditions in addition to those set forth in Article VIII relating to the Escrow Fund.

          NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants contained herein, and intending to be legally bound, hereby agree as follows:

               1.   Escrow. Pursuant to Article VIII, Buyer shall deposit into
                    ------
escrow with the Escrow Agent, as escrow agent, on the Closing Date (as defined in the Purchase Agreement), cash in the amount of $40,500,000 (the "Escrow
                                                                    ------
Amount"). The Escrow Amount, plus all earnings and interest earned on such
------
amounts ("Earnings"), shall be held and distributed by the Escrow Agent in
          --------
accordance with the terms and conditions of Article VIII and this Agreement. The Escrow Amount and any Earnings are hereinafter referred to as the "Escrow Fund."
                                                                   -----------
The percentage interest of each participant ("Escrow Participants") in the
                                              -------------------
Escrow Fund, the address of each Escrow Participant and the taxpayer identification number of each such Escrow Participant are set forth in Annex B
                                                                       -------
attached hereto.

               2.   Rights and Obligations of the Parties. The Escrow Agent
                    -------------------------------------
shall be entitled to such rights and shall perform such duties of the escrow agent as set forth herein and in Article VIII (collectively, the "Duties"), in
                                                                  ------
accordance with the terms and conditions of this Agreement and Article VIII. Buyer, Seller, Affiliate and Parent shall be entitled to their respective rights and shall perform their respective duties and obligations as set forth herein and in Article VIII, in accordance with the terms hereof and thereof. In the event that the terms of this Agreement conflict in any way with the provisions of
Article VIII, Article VIII shall control.

               3.   Escrow Periods.
                    --------------

                    (a) A portion of the Escrow Amount equal to $15,000,000 (the "Initial Escrow Amount"), plus any Earnings on the Initial Escrow Amount,
      ---------------------
less any payments made from the Escrow Fund, shall remain in the Escrow Fund for a period of eighteen (18) months following the Closing Date (the "Initial Escrow
                                                                  --------------
Period"); provided, however, that a portion of the Initial Escrow Amount and/or
------
any Earnings thereon that is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent prior to termination of the Initial Escrow Period with respect to facts and circumstances existing prior to expiration of the Initial Escrow Period shall remain in the Escrow Fund until such claims have been resolved.

                    (b) A portion of the Escrow Amount equal to $25,500,000 (the "Special Escrow Amount"), plus any Earnings on the Special Escrow Amount,
      ---------------------
less any payments made from the Escrow Fund, shall remain in the Escrow Fund until, and the escrow period shall terminate at 11:59 p.m. Pacific Standard Time on, the earlier of (a) the sixth (6th) anniversary of the Closing Date or (b) the date specified by Buyer in a notice (the "Notice") delivered to the Escrow
                                              ------
Agent (the "Special Escrow Period"); provided, however, that a portion of the
            ---------------------
Special Escrow Amount and/or any Earnings thereon that is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent prior to termination of the Special Escrow Period with respect to facts and circumstances existing prior to expiration of the Special Escrow Period shall remain in the Escrow Fund until such claims have been resolved. Buyer shall deliver to the Escrow Agent a certificate specifying the Closing Date.

               4.   Duties of Escrow Agent. In addition to the Duties set forth
                    ----------------------
in Article VIII, the Duties of the Escrow Agent shall include the following:

                    (a) The Escrow Agent shall hold and safeguard the Escrow Fund during the Initial Escrow Period and the Special Escrow Period, shall treat such Escrow Fund as a trust fund in accordance with the terms of this Agreement and Article VIII and not as the property of Buyer, and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof and of Article VIII.

                    (b) Promptly following termination of the Initial Escrow Period as set forth in Section 3(a) hereof, the Escrow Agent shall deliver to the Escrow Participants, at their addresses and in the proportions set forth in Annex B, that part of the remaining Initial Escrow Amount and any Earnings
-------
thereon in excess of any amount sufficient to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent prior to the termination of the Initial Escrow Period with respect to facts and circumstances existing prior to expiration of the Initial Escrow Period. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the Escrow Participants, at their addresses and in the proportions set forth in Annex B, the remaining Initial Escrow Amount (and Earnings thereon) that is not
-------
required to satisfy such claims and expenses.

                    (c) Promptly following termination of the Special Escrow Period as set forth in Section 3(b) hereof, the Escrow Agent shall deliver to the Escrow Participants, at their addresses and in the proportions set forth in Annex B, that part of the remaining Escrow Fund and any Earnings thereon in
-------
excess of any amount sufficient to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent prior to the termination of the Special Escrow Period with respect to facts and circumstances existing prior to expiration of the Special Escrow Period. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the Escrow Participants, at their addresses and in the proportions set forth in Annex B,
                                                                     -------
the remaining Special Escrow Amount (and Earnings thereon) that is not required to satisfy such claims and expenses.

                    (d) Any Earnings on the Escrow Fund shall be distributed to Buyer and/or the Escrow Participants, as the case may be, in accordance with, and in proportion to, the distributions of the Escrow Amount.

               5.   Exculpatory Provisions.
                    ----------------------

                    (a) The Escrow Agent shall be obligated only for the performance of such Duties as are specifically set forth herein and in Article VIII and may rely or refrain from acting, and shall be protected in relying or refraining from acting, on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for forgeries or false impersonations. The Escrow Agent shall not be liable for any act done or omitted hereunder as escrow agent except for gross negligence or willful misconduct. The Escrow Agent shall, in no case or event be liable for any representations or warranties of Seller, Buyer or Affiliate or for punitive, incidental or consequential damages. Any act done or omitted pursuant to the advice or opinion of counsel shall be conclusive evidence of the good faith of the Escrow Agent.

                    (b) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law or arbitrations as provided in Section 8.7 of the Purchase Agreement, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court or rulings of any arbitrators. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court or such ruling of any arbitrator, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment, decree or arbitrators' ruling being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction. The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                    (c) The Escrow Agent shall not be liable for the outlawing of any rights under any statute of limitations with respect to the Purchase Agreement, this Agreement or any documents deposited with the Escrow Agent.

                    (d) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Purchase Agreement, this Agreement or any documents or papers deposited or called for thereunder or hereunder.

               6.   Alteration of Duties. The Duties may be altered, amended,
                    --------------------
modified or revoked only by a writing signed by all of the parties hereto.

               7.   Resignation and Removal of the Escrow Agent. The Escrow
                    -------------------------------------------
Agent may resign as Escrow Agent at any time with or without cause by giving at least thirty (30) days' prior written notice to each of Buyer and Seller, such resignation to be effective thirty (30) days following the date such notice is given. In addition, Buyer and Parent may jointly remove the Escrow Agent as escrow agent at any time with or without cause, by an instrument executed by Buyer and Parent (which may be executed in counterparts) given to the Escrow Agent, which instrument shall designate the effective date of such removal. In the event of any such resignation or removal, a successor escrow agent which shall be a bank or trust company organized under the laws of the United States of America or of the State of California having (or if such bank or trust company is a member of a bank company, its bank holding company has) a combined capital and surplus of not less than $50,000,000, shall be appointed by Parent with the approval of Buyer, which approval shall not be unreasonably withheld. Any such successor escrow agent shall deliver to Buyer and Parent a written instrument accepting such appointment, and thereupon it shall succeed to all the rights and duties of the escrow agent hereunder and shall be entitled to receive the Escrow Fund.

               8.   Further Instruments. If the Escrow Agent reasonably requires
                    -------------------
other or further instruments in connection with its performance of the Duties, the necessary parties hereto shall join in furnishing such instruments.

               9.   Disputes. It is understood and agreed that should any
                    --------
dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed to act in accordance with, and in reliance upon, the terms hereof and of Article VIII.

               10.  Escrow Fees and Expenses. Buyer shall pay the Escrow Agent
                    ------------------------
such fees as are established by the Fee Schedule attached hereto as Annex C.
                                                                    -------

               11.  Indemnification. In consideration of the Escrow Agent's
                    ---------------
acceptance of this appointment, Buyer, Seller, Parent and Affiliate, jointly and severally, agree to indemnify and hold the Escrow Agent harmless as to any liability incurred by it to any person, firm or corporation by reason of its having accepted such appointment or in carrying out the terms hereof and of
Article VIII, and to reimburse the Escrow Agent for all its costs and expenses, including, among other things, counsel fees and expenses, reasonably incurred by reason of any matter as to which an indemnity is paid; provided, however, that no indemnity need be paid in case of the Escrow Agent's negligence, willful misconduct or breach of this Agreement.

               12.  General.
                    -------

                    (a) Any notice given hereunder shall be in writing and shall be deemed effective upon the earlier of personal delivery or the third day after mailing by certified or registered mail, postage prepaid as follows:

          To Buyer:

              Cisco Systems, Inc.
              170 West Tasman Drive
              San Jose, California 95134
              Attention: Senior Vice President, Legal and Governmental Affairs Telephone No.: (408) 526-8252
              Facsimile No.: (408) 526-4914

              With a copy to:

              Brobeck, Phleger & Harrison LLP
              Two Embarcadero Place
              2200 Geng Road
              Palo Alto, California 94303
              Attention: Therese A. Mrozek
              Telephone No.: (650) 812-2583
              Facsimile No.: (650) 496-2885

          To Seller or Parent:

              CAIS Software Solutions, Inc.
              6195 Lusk Boulevard
              San Diego, California 92101
              Attention: President
              Telephone No.: (858) 362-4000
              Facsimile No.: (858) 362-4040

              With a copy to:

              CAIS Internet, Inc.
              1255 22nd Street
              Washington, D.C. 20037
              Attention: President
              Telephone No.: (202) 715-1300
              Facsimile No.: (202) 463-7190

              With a copy to:

              Morrison & Foerster LLP
              1290 Avenue of the Americas
              New York, New York 10104-0185
              Attention: Lorraine Massaro, Esq.
              Telephone No.: (212) 468-8000
              Facsimile No.: (212) 468-7900

          To the Escrow Agent:

              State Street Bank and Trust Company of California, N.A.
              633 West Fifth Street, 12th Floor
              Los Angeles, California 90071
              Attention: Corporate Trust Administration (Cisco/CAIS 2000 Escrow) Telephone No.: (213) 362-7338
              Facsimile No.: (213) 362-7357

or to such other address as any party may have furnished in writing to the other parties in the manner provided above. Any notice addressed to the Escrow Agent shall be effective only upon receipt. If any Officer's Certificate, objection thereto or other document of any kind is required to be delivered to the Escrow Agent and any other person, the Escrow Agent may assume without inquiry that such Officer's Certificate, objection or other document was received by the Escrow Agent on the date on which it was received by the Escrow Agent.

                    (b) The Officer's Certificate as defined in Article VIII may be signed by the President, Vice President or Chief Financial Officer of Buyer.

                    (c) The captions in this Escrow Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Escrow Agreement.

                    (d) This Escrow Agreement may be executed in any number of counterparts, each of which when so executed shall constitute an original copy hereof, but all of which together shall constitute one agreement.

                    (e) No party may, without the prior express written consent of each other party, assign this Escrow Agreement in whole or in part. This Escrow Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

                    (f) This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within the State of California. The parties to this Escrow Agreement hereby agree to submit to personal jurisdiction in the State of California.

               13.  Investment of Escrow Cash. The Escrow Agent shall invest any
                    -------------------------
amounts held in the Escrow Fund in the SSgA U.S. Treasury Money Market Fund or, with the prior written consent of Parent, in another money market mutual fund registered under the Investment Company Act of 1940, the principal of which is invested solely in obligations issued or guaranteed by the United States government. All interest or any other income earned with respect to such investment shall be retained by the Escrow Agent as part of the Escrow Fund until distributed in accordance with other provisions of this Agreement. For tax reporting purposes, all such income that is not distributed to Buyer shall be allocated to the Escrow Participants in accordance with their pro rata percentage interests set forth in Annex B.

               14.  Tax Reporting Matters. The Buyer, Seller and Parent on
                    ---------------------
behalf of the Escrow Participants agree to provide the Escrow Agent with certified tax identification numbers for each of them by furnishing appropriate Forms W-9 (or Forms W-8, in the case of non-U.S. persons) and other forms and documents that the Escrow Agent may reasonably request (collectively, "Tax
                                                                       ---
Reporting Documentation") to the Escrow Agent within thirty (30) days after the
-----------------------
date hereof. The parties hereto understand that, if such Tax Reporting Documentation is not so certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code, as it may be amended from time to time, to withhold a portion of any interest or other income earned on the investment of monies or other property held by the Escrow Agent pursuant to this Agreement.

                           [Signature page follows.]

          IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first above written.

                                   STATE STREET BANK AND TRUST
                                   COMPANY OF CALIFORNIA, N.A.
                                   as Escrow Agent

                                   By ________________________________________
                                      Name:
                                      Title:

                                   CISCO SYSTEMS, INC.


                                   By ________________________________________
                                      Name:
                                      Title:

                                   CAIS INTERNET, INC.



                                   By ________________________________________
                                      Name:
                                      Title:

                                   CAIS SOFTWARE SOLUTIONS, INC.



                                   By ________________________________________
                                      Name:
                                      Title:

                                   CAIS, INC.



                                   By ________________________________________
                                      Name:
                                      Title:

                     [Signature Page To Escrow Agreement]

                                    ANNEX A
                                    -------

                 ARTICLE VIII TO THE ASSET PURCHASE AGREEMENT

                                    ANNEX B
                                    -------

                        ESCROW PARTICIPANT INFORMATION


Name and Address           Tax Identification Number           Escrow Amount           Percentage Interest
----------------           ------------------------            -------------           -------------------
CAIS Internet, Inc.        522066769                           $40,500,000                    100%

                                    ANNEX C
                                    -------

                                 FEE SCHEDULE